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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                        Three First National Plaza
                                        70 West Madison Street, Suite 3300
                                        Chicago, Illinois 60606-4207
                                        312.372-1121  Fax 312.372-2098

                                        Offices in Chicago and
                                        Washington D.C.



                                        September 26, 2002

     As counsel for Nuveen North Carolina Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-92288 and 811-21158) on August 22, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Bell, Boyd & Lloyd LLC